UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2022

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue
West Warwick, RI 02893
(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 13, 2022, Ms. Jean Bua notified us that she will not stand for re-election as a member of our Board of Directors at our 2022 annual meeting of shareholders (the “Annual Meeting”) and will step off of our Board of Directors when her term ends, effective as of the Annual Meeting. Ms. Bua will continue to serve as a director until that time.

Ms. Bua’s decision not to seek re-election was not the result of a disagreement with us on any matter relating to our operations, policies or practices.

(e)

Senior Executive Short-Term Incentive Plan for Fiscal Year 2023

On April 18, 2022, the Compensation Committee of our Board of Directors established the performance criterion and goals for, and target amounts payable under, our Senior Executive Short-Term Incentive Plan, as amended by its determinations for fiscal year 2023 (the “STIP”), for Gregory Woods, our President and Chief Executive Officer, David Smith, our Vice President, Chief Financial Officer and Treasurer, and Michael Natalizia, our Chief Technology Officer and Vice President of Strategic Technical Alliances. We refer to Messrs. Woods, Smith and Natalizia collectively as the participants.

The following table sets forth, for each of the participants, the percentage of base salary (the “Target Award Percentage”) that will constitute the participant’s aggregate target award under the STIP for fiscal year 2023.

Name	Target Award Percentage for Fiscal Year 2023
Gregory Woods	80%
David Smith	45%
Michael Natalizia	35%

The amounts payable under the STIP for fiscal year 2023 to each of the participants are based on the achievement of corporate performance goals related to our fiscal year 2023 operating income.

The bonus earned by each participant under the STIP for fiscal year 2023 will be calculated as follows:

•

No bonus will be paid unless our fiscal year 2023 operating income exceeds a threshold established by the Compensation Committee. If our fiscal year 2023 operating income equals the operating income target established by the

Compensation Committee, 100% of the target bonus will be paid. If our fiscal year 2023 operating income falls between the threshold and the target, the bonus amount will be determined through linear interpolation. An incremental bonus of up to 100% of each participant’s total STIP target bonus will be paid if our fiscal year 2023 operating income falls between the operating income target and an amount equal to the sum of the threshold and the operating income target. If our fiscal year 2023 operating income falls between the target and the sum of the threshold and the target, the bonus amount will be determined through linear interpolation. No further bonus will be paid for exceeding the sum of the threshold and the operating income target.

For purposes of the STIP, operating income shall be based on operating income from our normal operating activities and excludes the impact of extraordinary or one-time events outside the ordinary course of business. In the event that we undertake a merger, acquisition, sale of assets outside the ordinary course of business, divestiture or other similar transaction during fiscal year 2023, the Compensation Committee will adjust the threshold and the target as it deems appropriate to reflect the impact of that transaction.

All payments and awards will be subject to the other provisions and limitations of the STIP, including:

•	Aggregate annual awards under the STIP may not exceed 15% of our consolidated operating income for the applicable fiscal year, determined without deduction for the payment of awards under the STIP.

•	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon operating income has been achieved.

Item 8.01	Other Items.

On April 14, 2022, our Board of Directors fixed June 14, 2022 as the date of our 2022 Annual Meeting. The record date for the Annual Meeting will be April 18, 2022. Further details regarding the Annual Meeting will appear in our 2022 proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: April 19, 2022	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer

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